                                  Exhibit 21
                          SUBSIDIARIES OF THE COMPANY
                             Pitt-Des Moines, Inc.
                               December 31, 1994

                                                    %
Subsidiaries                                      Owned  Incorporated    Operations

Canadian Des Moines Industries Ltd.                 100  Canada           Inactive
Hammond Latino Americana, S.A.                      100  Panama           Inactive
HyCon, Inc.                                          81  Alabama          Foundation &
                                                                          painting
                                                                          contractor
Hydrostorage, Inc.                                  100  Tennessee        Inactive
Oregon Culvert Co., Inc.                             81  Oregon           Culvert Mfg.
 d/b/a Washington Culvert Co.
PDM Argentina, SA                                   100  Argentina        Steel Fab.
PDM Australia Pty. Ltd.                             100  Australia        Inactive
PDM International Ltd.                              100  Delaware         Inactive
PDM Latin America Ltd.                              100  Georgia          Inactive
Construcciones Pitt-Des Moines Venezuela, C.A.      100  Venezuela        Steel Fab.
PDM Services A.G.                                   100  Liechtenstein    Inactive
PDM Strocal, Inc.                                   100  Pennsylvania     Steel Fab.
PDM Virgin Islands, Ltd.                            100  Virgin Islands   Inactive
P.T. Perkasa Daya Megah (PDM Indonesia) (1)         100  Indonesia        Inactive
PDM Bonaire, N.V.                                   100  Bonaire          Inactive
Pittsburgh-Des Moines Sdn. Bhd.(PDM Malaysia)       100  Malaysia         Inactive
PDM Bridge Corporation                              100  Delaware         Inactive
PDM Ohio                                            100  Ohio             Cryogenic &
                                                                          High Vacuum
                                                                          Component &
                                                                          Fabrication

    NOTES OF EXPLANATION

    (1) Managed by PDM Services A.G.